Peter Kiewit Sons’, Inc.

Kiewit Plaza
Omaha, Nebraska 68131
(402) 342-2052

[LOGO]

                    , 2004

Dear [Name of Kiewit Stockholder]:

      Enclosed please find the offer to exchange/prospectus dated                     , 2004 relating to the exchange offer in which Peter Kiewit Sons’, Inc., a Delaware corporation (“Kiewit”), is offering to exchange up to                     % of the shares of Kiewit common stock, par value $0.01 per share (“Kiewit Stock”), held by each holder of Kiewit Stock (each, a “Kiewit Stockholder”). For each share of Kiewit Stock validly tendered, Kiewit Stockholders will have the right to receive, at their election, either:

•	0.00128 of a unit of limited partnership interest (a “Unit”) of Kiewit Employees Diversified Investment Fund L.P., a Delaware limited partnership (the “Fund”), registered under the Investment Company Act of 1940, as amended, as a diversified, closed-end management investment company (the net asset value of this fractional Unit will be equal to $32.00, the formula price of a share of Kiewit Stock); or

•	$32.00 (the formula price of a share of Kiewit Stock), in cash.

Although Kiewit Stockholders may only elect to receive either cash or Units for each share of Kiewit Stock validly tendered in the exchange offer, Kiewit Stockholders may elect to receive any mix of cash and Units in the aggregate in exchange for all of their validly tendered shares of Kiewit Stock. To the extent that you do not indicate the form of consideration you elect to receive in exchange for the shares of Kiewit Stock you tender, Kiewit will treat your tender as an election to receive Units in exchange for all of your validly tendered shares of Kiewit Stock.

      You will be taxed on receiving Units as if you received $32.00 in cash for each 0.00128 of Unit. There is no tax benefit to receiving Units rather than cash. Neither the Fund nor Kiewit will make any distribution designed to enable Kiewit Stockholders to satisfy their income tax obligations arising as a result of the receipt of Units and/or cash in the exchange offer. In determining what portion of your shares of Kiewit Stock to tender for Units, you should carefully consider your anticipated U.S. and Canadian federal tax obligations (including regular and alternative minimum tax, and estimated tax), as well as state, local and foreign tax obligations with respect to the receipt of Units, and your need for cash to satisfy those obligations. You should make sure you will have enough cash to pay the tax due with respect to the receipt of Units and/or cash in the exchange offer.

      The gross amount of any dividends distributed to a Canadian stockholder is subject to U.S. withholding tax. If a Canadian holder of Kiewit Stock does not elect sufficient cash in the exchange offer to cover the U.S. income tax withholding, such Canadian holder of Kiewit Stock will be required to immediately reimburse Kiewit for such shortfall.

      As a Kiewit Stockholder, Kiewit is offering you the opportunity to exchange up to [                    ](1) of your shares of Kiewit Stock for Units, cash or a combination of Units and cash on the terms and conditions set forth in the offer to exchange/prospectus. Please read the offer to exchange/prospectus carefully before you decide to participate in the exchange offer. If you decide to participate in the exchange offer, you should carefully complete the enclosed Letter of Transmittal and return it to us, together with all share certificates and any other required materials, by 11:59 p.m., on                     , 2004. We cannot accept tenders of Kiewit Stock received after that time.

(1) This number will be calculated for each Kiewit Stockholder and will be equal to the maximum number of shares such holder may tender in the exchange offer.

      We expect to distribute payments by check and register the number of Units received by each Kiewit Stockholder and deliver written confirmation of such registration (in lieu of delivering certificates for Units) as soon as practicable after the expiration of the exchange offer.

      If you have any questions regarding any of the enclosed materials, please feel free to call me at (402) 271-2977.

Sincerely,

Douglas A. Obermier
Stock Registrar

                    , 2004

PETER KIEWIT SONS’, INC.
INSTRUCTIONS FOR LETTER OF TRANSMITTAL
TO TENDER UP TO                             % OF THE SHARES
OF
KIEWIT STOCK
HELD BY EACH KIEWIT STOCKHOLDER
FOR, WITH RESPECT TO EACH SUCH SHARE, EITHER
0.00128 OF A UNIT OF LIMITED PARTNERSHIP INTEREST
OF
KIEWIT EMPLOYEES DIVERSIFIED
INVESTMENT FUND L.P.
OR
$32.00 IN CASH
PURSUANT TO THE EXCHANGE OFFER DESCRIBED BELOW

        Peter Kiewit Sons’, Inc. has provided you with an offer to exchange/prospectus dated                     , 2004 that describes your right to exchange up to                     of the shares of Kiewit common stock held by you for Units, a cash payment or a combination of Units and cash, at your election, on the terms and subject to the conditions set forth in the offer to exchange/prospectus and in the Letter of Transmittal attached to these Instructions. The exchange offer and the Units are more fully described in the offer to exchange/prospectus, and you should carefully review the offer to exchange/prospectus prior to making a decision. Terms used in these instructions and the Letter of Transmittal and not otherwise defined herein have the meanings given to them in the offer to exchange/prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., OMAHA, NEBRASKA TIME, ON                     , 2004, UNLESS EXTENDED AS DESCRIBED IN THE OFFER TO EXCHANGE/ PROSPECTUS.

      Exchanging shares of Kiewit Stock for Units and/or a cash payment is strictly voluntary. IF YOU DO NOT WISH TO EXCHANGE ANY SHARES OF KIEWIT STOCK FOR UNITS OR A CASH PAYMENT, DO NOT FILL OUT THE ATTACHED LETTER OF TRANSMITTAL. However, Kiewit’s board of directors will utilize its discretion, pursuant to the restated certificate of incorporation, to redeem for cash from any Kiewit Stockholder who does not participate in the exchange offer up to the maximum specified percentage, the number of shares of Kiewit Stock sufficient to reduce that Kiewit Stockholder’s ownership percentage of Kiewit Stock to what it would have been had such Kiewit Stockholder participated in the exchange offer up to the maximum specified percentage. Kiewit will effect such redemption immediately subsequent to the closing of the exchange offer. The redemption price per share will equal $32.00, the formula price of a share of Kiewit Stock on the date immediately subsequent to the closing date of the exchange offer and will be payable in cash.

      Shares of Kiewit Stock tendered pursuant to the exchange offer may be withdrawn prior to the expiration date of the exchange offer only in the manner described in the offer to exchange/prospectus; otherwise, such tenders are irrevocable by the tendering Kiewit Stockholders.

      Please read the following general instructions carefully before completing the Letter of Transmittal. FOR FURTHER INFORMATION OR ASSISTANCE CONCERNING THE LETTER OF TRANSMITTAL, CONTACT DOUGLAS A. OBERMIER, STOCK REGISTRAR, PETER KIEWIT SONS’, INC., KIEWIT PLAZA, OMAHA, NEBRASKA 68131, TELEPHONE (402) 271-2977.

GENERAL INSTRUCTIONS

1.	General

      The letter of transmittal or a photocopy of it should be properly filled in, dated and signed, and should be delivered to the address set forth below:

Douglas A. Obermier
Stock Registrar
Peter Kiewit Sons’, Inc.
Kiewit Plaza
Omaha, Nebraska 68131

      Unless you are directing U.S. Bank, N.A. to deliver pledged certificates directly to the Stock Registrar as described below, your letter of transmittal must be accompanied by your share certificates for the Kiewit Stock being tendered. DO NOT SIGN OR OTHERWISE ENDORSE ANY SHARE CERTIFICATES TENDERED PURSUANT TO THE EXCHANGE OFFER. EXECUTION OF THE LETTER OF TRANSMITTAL WILL ASSIGN YOUR TENDERED KIEWIT STOCK TO KIEWIT, SUBJECT TO CONSUMMATION OF THE EXCHANGE OFFER. If any certificates for your Kiewit Stock being tendered have been pledged to U.S. Bank, N.A., you must so indicate in Box B, and upon delivery by you to Kiewit of an executed Letter of Transmittal, Kiewit and U.S. Bank, N.A. will be authorized to arrange for the delivery of pledged Kiewit Stock to Kiewit. If you are tendering any of your shares of Kiewit Stock in exchange for Units, you must also execute and deliver the signature page to the Fund’s Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) included herewith.

      TO BE EFFECTIVE, DELIVERY OF THIS LETTER OF TRANSMITTAL, THE CERTIFICATES REPRESENTING SHARES OF KIEWIT STOCK YOU WISH TO EXCHANGE AND, IF YOU ARE TENDERING ANY OF YOUR SHARES OF KIEWIT STOCK IN EXCHANGE FOR UNITS, THE EXECUTED SIGNATURE PAGE TO THE PARTNERSHIP AGREEMENT, MUST BE MADE PRIOR TO 11:59 P.M., OMAHA, NEBRASKA TIME, ON THE EXPIRATION DATE, WHICH WILL BE                     , 2004, UNLESS EXTENDED AS DESCRIBED IN THE OFFER TO EXCHANGE/ PROSPECTUS. THE METHOD OF DELIVERY OF ALL DOCUMENTS TO THE STOCK REGISTRAR IS AT YOUR OPTION AND RISK. IF YOU CHOOSE TO SEND BY MAIL, IT IS RECOMMENDED THAT YOU SEND IN THE ENCLOSED ENVELOPE BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED.

      If the exchange offer is not completed for any reason, your Kiewit Stock will be returned to you (or your lender, if your Kiewit Stock is pledged to a lender).

2.	Signatures

      The signature on the Letter of Transmittal must correspond exactly to the name as written on the face of the share certificate(s) sent to the Stock Registrar. If you have questions regarding the name in which your certificates are issued, please contact the Stock Registrar. If there is insufficient space to list all of your share certificates being submitted to the Stock Registrar or to respond to any other information, please attach a separate sheet.

3.	Lost Certificates

      If one or more of your share certificates have been lost or destroyed, you should contact the Stock Registrar for instructions regarding the relevant documentation and supporting evidence you will need to submit.

4.	Validity of Surrender

      A surrender of certificate(s) will not be deemed to have been made until all irregularities and defects have been cured or waived. Kiewit reserves full discretion to determine whether the documentation with respect to tendered Kiewit Stock is complete and generally to resolve all questions relating to tenders, including the date and hour of receipt of a tender, the propriety of execution of any document and all other questions regarding the validity or acceptability of any tender. Kiewit reserves the right to reject any tender not in proper form or to waive any irregularities or conditions. Kiewit’s interpretation of the terms and conditions of the exchange offer, the Letter of Transmittal and these Instructions will be final. However, a tendering Kiewit Stockholder who disagrees with an interpretation by Kiewit may seek recourse under state law, to the extent that any such recourse is available. All improperly tendered certificates representing Kiewit Stock will be returned, unless irregularities are waived, without cost to the tendering holder thereof.

5.	Partial Tenders

      If less than all of the shares of Kiewit Stock which are evidenced by any share certificate are to be tendered, fill in the number of shares you actually wish to tender on the line(s) entitled “No. of Shares Tendered” in Box B and the balance of the shares on the adjacent line(s) entitled “No. of Shares to be Reissued.” A new certificate(s) for the remainder of the shares of Kiewit Stock which were evidenced by your old certificate(s) will be sent to you (or your lender, as applicable) as soon as practicable after the consummation of the exchange offer. All shares evidenced by certificate(s) listed, up to                      shares, will be deemed to have been tendered unless otherwise indicated.

6.	Signature Page to Partnership Agreement

      If you are tendering any of your shares of Kiewit Stock in exchange for Units, you must execute the signature page to the Partnership Agreement included herewith.

      Additional copies of the Letter of Transmittal may be obtained from the stock registrar.

LETTER OF TRANSMITTAL

      To accompany certificates representing up to                      shares of common stock, par value $0.01 per share (“Kiewit Stock”), of Peter Kiewit Sons’, Inc., a Delaware corporation (“Kiewit”), or to authorize the delivery of pledged Kiewit Stock to Kiewit by U.S. Bank, N.A. when submitted in connection with the offer by Kiewit to exchange up to                     % of the shares of Kiewit Stock held by each Kiewit Stockholder, as described in the offer to exchange/prospectus dated                     , 2004.

Douglas A. Obermier, Stock Registrar:

      I hereby tender (i) the certificates listed in Box B below representing shares of Kiewit Stock for exchange for units of limited partnership interest (“Units”) of Kiewit Employees Diversified Investment Fund L.P., a Delaware limited partnership (the “Fund”), registered under the Investment Company Act of 1940, as amended, as a diversified, closed-end management investment company and/or (ii) the certificates listed in Box B below representing shares of Kiewit Stock for exchange for a cash payment, in either case on the terms and subject to the conditions set forth in the offer to exchange/prospectus and this Letter of Transmittal.

BOX A: NAME AND ADDRESS OF REGISTERED HOLDER

      Please type or print the name of the registered holder of the shares of Kiewit Stock listed in Box B exactly as such name appears on the surrendered share certificate(s) along with the address of the registered holder.

Name and Address of Registered Holder (type or print)

Name:

Address:

(Zip Code)

Telephone Number:

      Upon request, I agree to execute and deliver any additional documents deemed necessary or desirable by Kiewit to complete the exchange of the certificates of Kiewit Stock.

      The undersigned requests that the number of Units to which the undersigned is entitled be registered in the name of, and the written confirmation of such registration (in lieu of delivering certificates for Units) and/or payment by check to which the undersigned is entitled, be delivered to the registered holder set forth in Box A above at the address set forth in Box A above, subject to the right of Kiewit to deliver any cash payment directly to a lending institution if Kiewit believes in good faith that such lending institution is entitled to receive such cash payment under a borrowing arrangement with the undersigned.

      BOX B: CERTIFICATES EXCHANGED FOR UNITS: Please list in this Box B (and an attached sheet, if necessary) (i) all the certificates representing shares of Kiewit Stock you are submitting to exchange for Units and (ii) all the certificates representing shares of Kiewit Stock you are submitting to exchange for cash, with this Letter of Transmittal, in each case or in combination up to                     total shares, or, if such certificates are pledged to U.S. Bank, N.A., the certificates you are authorizing to be surrendered to Kiewit by U.S. Bank, N.A. If you fill in a number higher than                     , you will be deemed to have elected to tender                     of your shares.

		(a)	(b)	(c)*	(d)**	(e)

				No. of Shares	No. of Shares
				Tendered for	Tendered for Cash
				Units (Total of	(Total of
				Columns (c) and	Columns (c) and	No. of
				(d) Not to Exceed	(d) Not to Exceed	Shares
		Certificate	No. of	[ ] Shares in the	[ ] Shares in the	to be
Check the appropriate box:		No.	Shares	Aggregate)	Aggregate)	Reissued

Certificate
Certificate	Held By U.S.
Enclosed	Bank, N.A.

*	In determining what portion of your shares of Kiewit Stock to tender for Units, you should carefully consider your anticipated U.S. and Canadian federal tax obligations (including regular and alternative minimum tax, and estimated tax), as well as state, local and foreign tax obligations with respect to the receipt of Units and your need for cash to satisfy those obligations.

**	Many Kiewit Stockholders’ tax obligations with regard to the exchange offer will significantly exceed the U.S. federal tax rate on qualified dividends of 15% due to alternative minimum tax, state taxes and U.S. income tax withholding on Canadian holders of Kiewit Stock. Each Kiewit Stockholder is encouraged to consult such holder’s tax advisor as to the particular tax consequences of the exchange offer to that holder.

      The undersigned represents and warrants that the undersigned has full power and authority to assign and transfer the certificates tendered and has good title to such certificates, free and clear (except to the extent pledged to U.S. Bank, N.A.) of all liens, restrictions, charges, encumbrances, pledges, security interests or other obligations affecting the assignment or transfer of the certificates, and such certificates are not subject to any adverse claim (except to the extent so pledged). All authority conferred or agreed to be conferred in this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned under this Letter of Transmittal shall be binding upon successors, assigns, heirs, executors, administrators and legal representatives of the undersigned.

      THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE UNDERSIGNED HAS RECEIVED AND READ THE OFFER TO EXCHANGE/ PROSPECTUS DATED [                    ], 2004 OF PETER KIEWIT SONS’, INC. AND KIEWIT EMPLOYEES DIVERSIFIED INVESTMENT FUND L.P. RELATING TO THE EXCHANGE OFFER. EACH CANADIAN HOLDER ACKNOWLEDGES THAT IF SUCH HOLDER DOES NOT ELECT SUFFICIENT CASH IN THE EXCHANGE OFFER TO COVER THE U.S. WITHHOLDING, SUCH HOLDER WILL BE REQUIRED TO IMMEDIATELY REIMBURSE KIEWIT FOR SUCH SHORTFALL.

Signed By:

(Signature)

Date:
Name (Print)